SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2005

ALLIANCE IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16609	33-0239910
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1900 S. State College Blvd., Suite 600, Anaheim, California 92806
(Address of principal executive offices, including zip code)

714-688-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement.

On October 28, 2005, Alliance Imaging, Inc. (the “Company”) announced the resignation of R. Brian Hanson, Executive Vice President and Chief Financial Officer of the Company, effective November 1, 2005.   The Company has entered into a General Release and Separation Agreement with Mr. Hanson, effective November 1, 2005 (the “Agreement”), pursuant to which Mr. Hanson resigned from all positions as an officer of the Company and as an officer or board member of any of the Company’s affiliates.

Pursuant to the Agreement, the Company agreed to pay Mr. Hanson approximately nine months of Mr. Hanson’s current base salary and the bonus he would otherwise be eligible to receive for the calendar year ending December 31, 2005, pro rated for the period ending November 1, 2005 and payable when bonuses are paid to other senior executives.  Mr. Hanson also retains the right to receive an unpaid portion of his 2004 bonus, which is payable following the Company’s 2006 and 2007 fiscal years.  The Company also agreed to reimburse Mr. Hanson for his COBRA payments for a period of nine months if he elects to continue health, dental and life insurance benefits at the same level in effect as of the resignation date.

The Company and Viewer Holdings LLC, an affiliate of KKR (“Viewer”), also agreed to waive various restrictions on transfer that apply to 11,933 shares of the Company’s common stock held by Mr. Hanson, as well as to options to purchase an additional 35,000 shares of common stock held by Mr. Hanson and to the shares underlying the options.  The restrictions on transfer are contained in a Stockholders Agreement among the Company, Mr. Hanson and Viewer, and the waiver becomes effective on January 1, 2006.  The Agreement also contains a general release by Mr. Hanson in favor of the Company.  Under federal law, Mr. Hanson has until November 8, 2005 to revoke the Agreement.

Item 5.02:  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                     R. Brian Hanson, Executive Vice President and Chief Financial Officer of the Company, resigned effective November 1, 2005.

(c)                      Howard K. Aihara, the Company’s Vice President, Corporate Controller and Principal Accounting Officer, will assume the duties of Chief Financial Officer until a search for a new Chief Financial Officer has been completed.  The information required by Items 401(b), (d) and (e) of Regulation S-K is incorporated by reference to page 25 of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, included as Exhibit 99.1 hereto.

Item 9.01:  Financial Statements and Exhibits.

(d)                     Exhibits.

The following exhibit is filed with this Form 8-K

99.1                           Page 25 of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004 (incorporated by reference to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, filed with the Commission on April 15, 2005, File No. 1-16609)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 2, 2005	ALLIANCE IMAGING, INC.

		By:	/s/ Russell D. Phillips, Jr.
			Name:	Russell D. Phillips, Jr.
			Title:	Executive Vice President
General Counsel and Secretary